UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2008

Kirby Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-7615	75-1884980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive, Suite 1000
Houston, Texas  77007
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (713) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bonuses for 2007

On January 28, 2008, the Compensation Committee of Kirby’s Board of Directors awarded discretionary bonuses to the Company’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers (the “named executive officers”) under the Company’s incentive bonus plan for 2007.

The Company’s 2007 incentive bonus plan is based on the achievement of three equally weighted performance measures by each of the Company’s four business groups — inland marine transportation, diesel engine services, offshore marine transportation and container-on-barge service — and by the Company as a whole. The three performance measures are EBITDA (net earnings before interest expense, taxes on income, depreciation and amortization), return on total capital and earnings per share.

At the beginning of the year, the Compensation Committee established objectives for each of the three performance measures for the year, based on the budget for the year approved by the Board of Directors. A target bonus expressed as a percentage of base salary was established for each participant. Seventy-five percent of each participant’s bonus is based on the achievement of the target performance by the Company and its business groups for the year (shown as the “formula bonus” in the table below); 25% of each participant’s bonus is allocated based on a discretionary assessment of individual performance for the year (shown as the “discretionary bonus” in the table below).

At its January 28 meeting, the Compensation Committee awarded the full discretionary 25% of the bonus award to each named executive officer. The total bonuses earned by each named executive officer for 2007 were as follows:

Officer	Formula Bonus	Discretionary Bonus

Joseph H. Pyne	$637,007	$212,336
President and Chief Executive Officer

C. Berdon Lawrence	$488,310	$162,770
Chairman of the Board

Stephen P. Valerius	$289,148	$96,382
President, Kirby Inland Marine,LP

Norman W. Nolen	$233,158	$77,719
Executive Vice President,Treasurer and Chief Financial Officer

D. Lynn Strahan	$195,277	$65,092
President, Kirby Engine Systems, Inc.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 28, 2008, the Board of Directors of the Company approved the amendment and restatement of the Company’s Bylaws.  Article II, Section 2 of the Bylaws was amended to change the voting standard applicable in uncontested elections of directors from a plurality vote to a majority of the votes cast (excluding abstentions and broker nonvotes).  Article III, Section 7 of the Bylaws was amended to clarify the sufficiency of electronic notice of board and committee meetings.  Article VI, Sections 1, 3 and 4 of the Bylaws were amended to clarify the ability of the Company to issue shares in uncertificated form.  Prior to the amendments, the Bylaws did not require certificates for all shares, but did not expressly authorize issuance in uncertificated form.  The full text of the Bylaws, as amended through January 28, 2008, is attached as Exhibit 3.1 to this report.

Item 9.01.	Financial Statements and Exhibits

(c)    Exhibits:
3.1    Bylaws of the Company, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated January 31, 2008

KIRBY CORPORATION
(Registrant)

By	/s/ G. Stephen Holcomb
G. Stephen Holcomb
Vice President

EXHIBIT INDEX

Exhibit 3.1	Bylaws of the Company, as amended